                                  STB SYSTEMS, INC.

                                 1,800,000 SHARES(1)

                                     COMMON STOCK


                               UNDERWRITING AGREEMENT

                                                              November __, 1996

HAMBRECHT & QUIST LLC
COWEN & COMPANY
  c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

     STB Systems, Inc., a Texas corporation (herein called the Company), proposes to issue and sell 1,500,000 shares of its authorized but unissued Common Stock, $.01 par value (herein called the Common Stock), and the shareholders of the Company named in Schedule II hereto (herein collectively called the Selling Securityholders) propose to sell an aggregate of 300,000 shares of Common Stock of the Company (said 1,800,000 shares of Common Stock being herein called the Underwritten Stock). The Selling Securityholders propose to grant to the Underwriters (as hereinafter defined) an option to purchase up to 270,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and the Selling Securityholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-14313), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act) of the Stock. Copies of such registration statement and of

____________
   (1) Plus an option to purchase from the Selling Securityholders up to 270,000 additional shares to cover over-allotments.


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each amendment thereto, if any, including the related preliminary prospectus
(meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, and any information deemed to be part thereof at the time of effectiveness pursuant to Rule 434, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus (including any prospectus subject to completion meeting the requirements of Rule 430(a) or 430A of the Commission provided by the Company with any term sheet meeting the requirements of Rule 434(b)) relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SECURITYHOLDERS.

     (a) Each of the Company and William E. Ogle, a Selling Securityholder, hereby represents and warrants as follows:

          (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole).

          (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has

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entered into any material transaction not referred to in the Registration
Statement and the Prospectus.

     (iii) The Registration Statement and the Prospectus comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder as in effect on the date hereof; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus (including any supplement thereto required under Canadian provincial laws in connection with the offer and sale of the Stock in Canada) did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through you or by a Selling Securityholder expressly for use in the Registration Statement or the Prospectus.

     (iv) Any term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Stock pursuant to Rule 434 under the Securities Act together are not materially different from the prospectus included in the Registration Statement as filed with the Commission (exclusive of any information deemed to be a part thereof by virtue of Rule 434(d)).

     (v) The Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters against payment therefor as provided herein) duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholders or the issuance and sale of the Stock as contemplated herein.

     (vi) The Stock to be sold by the Selling Securityholders is listed for trading on the Nasdaq National Market, and prior to the Closing Date the Stock to be issued and sold by the Company will be authorized for listing by the Nasdaq National Market upon official notice of issuance.

     (vii) The Company and its subsidiaries have good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings used in or necessary for the conduct of the business of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     (viii) The Company has an authorized capitalization as set forth in the Prospectus, all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus and the number of issued and outstanding shares of Common Stock is as set forth in the Prospectus; all of the issued shares of capital stock of STB Assembly, Inc., a Texas corporation (herein called Assembly), STB de Mexico, S.A. (formerly known as Industrias Fronterizas de Chihuahua, S.A. de C.V.), a Mexican corporation (herein called IFC), and Maquilados Continentales de Ciudad Juarez, S.A. de C.V., a Mexican corporation (herein called MCCJ) (Assembly, IFC and MCCJ being the only subsidiaries of the Company and being referred to collectively herein as the subsidiaries), have been duly and validly authorized and issued, are fully paid and non-assessable and (except for one share of common stock of IFC, representing 0.04% of the issued and outstanding capital stock of IFC) all the outstanding capital stock of Assembly, IFC and MCCJ are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

     (ix) The Company has full power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Stock to be sold by it hereunder, and this Agreement has been duly authorized, executed and delivered by the Company.

     (x) The issue and sale by the Company to the Underwriters of the Stock to be sold by it hereunder and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, sale/leaseback agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or the Bylaws, as amended, of the Company or any statute or any order, rule or regulation of any court or government agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Stock to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Stock and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or by the National Association of Securities Dealers, Inc. (the
NASD) in connection with the purchase and distribution of the Stock by the Underwriters.

     (xi) Except for the litigation styled TEICH V. STB SYSTEMS, INC. ET AL., filed on or about September 6, 1995 in the Texas State District Court of Dallas County (Citation No. 95-9681-G), which has been fully disclosed to you prior to the date hereof and is accurately described in the Registration Statement and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

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     (xii)     Price Waterhouse, who have certified financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

     (xiii) The pro forma financial information of the Company and its subsidiaries included in the Registration Statement and Prospectus presents fairly, in all material respects, the information shown therein, and the assumptions used in the preparation thereof are reasonable.

     (xiv) The Company and its subsidiaries, taken as a whole, own, or possess adequate rights to use, all the patents, trademarks, service marks, trade names and copyrights (herein called Intellectual Property) necessary for the present and currently planned conduct of the business of the Company and its subsidiaries, taken as a whole. To the best knowledge of the Company, there is no infringement on the Intellectual Property rights of the Company or its subsidiaries by others that could materially adversely affect the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, and, to the best knowledge of the Company, none of the activities engaged in by the Company or any of its subsidiaries infringes or conflicts with Intellectual Property rights of others in a manner that could materially adversely affect the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

     (xv) No person has any right to require the Company to register any securities under the Securities Act and, except as disclosed in the Prospectus, no person has any option, preemptive right or other right to subscribe for or purchase any securities of the Company or of any subsidiary of the Company.

     (xvi) The Company has provided or made available to you originals or complete and accurate copies of all agreements, contracts, corporate records, financial statements, business plans, product literature and other instruments and documents material to the business or operations of the Company and its subsidiaries, taken as a whole, and has responded fully to all requests for documents and information submitted to it by or for you, and the Company has provided or made available to you all updates of or supplements to any such document or information to the extent necessary to reflect new developments or additional information relevant thereto.

     (xvii) Except as otherwise fully disclosed to you prior to the date hereof, the Company's results of operations during the fourth quarter of the fiscal year ended October 31, 1996 are consistent in all material respects with the anticipated results of operations for such quarter previously provided to you by the Company, and no aspect of such performance requires the modification or supplementation of any information contained in the Registration Statement or any Preliminary Prospectus.

     (xviii)   No officer, director, nominee for director or shareholder of the Company has any direct or indirect affiliation or association with any NASD member, except that Lawrence E. Wesneski, a director of the Company, is President and Chief Executive Officer and an equity owner of Hoak Breedlove Wesneski & Co. (HBW), which is a member of the NASD. The Company's transactions and relationships with HBW and its predecessors are fully and accurately described in the Prospectus.

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     (xix)     Except as disclosed in the Prospectus, no person has the right to any payment (including without limitation any finder's fee) in connection with the offering or sale of the Stock.

     (xx) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

(b) Each of the Selling Securityholders hereby represents and warrants as follows:

     (i) Such Selling Securityholder has good and marketable title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same pursuant to this Agreement and the Power of Attorney (as hereinafter defined), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

     (ii) Such Selling Securityholder has full right, power and authority to enter into this Agreement and the Power of Attorney (as defined herein) and to sell, assign, transfer and deliver the Stock to be sold by such Selling Securityholder hereunder, and this Agreement and the Power of Attorney have each been duly executed and delivered by or on behalf of such Selling Securityholder and are the legal, valid and binding agreements of such Selling Securityholder, enforceable in accordance with their respective terms.

     (iii) Such Selling Securityholder has granted a power of attorney (herein called the Power of Attorney) to William E. Ogle and Bryan F. Keyes (herein called the Attorneys-in-Fact) to purchase all requisite stock transfer tax stamps, to sign this Agreement, to agree on the price at which the shares of Stock being sold by such Selling Securityholder are to be sold to the Underwriters, to deliver and accept payment for such Stock on behalf of such Selling Securityholder, and to execute all instruments and documents, and to take all actions, necessary to carry out the provisions of this Agreement on behalf of such Selling Securityholder; prior to the date of this Agreement, each Selling Securityholder has delivered to the Attorneys-in-Fact a certificate or certificates in negotiable form evidencing the shares of Stock (including Option Stock) to be sold by such Selling Securityholder, to be held by the Attorneys-in-Fact until such time as the Attorneys-in-Fact shall deliver such shares of Stock to the Underwriters in accordance with this Agreement and the Power of Attorney or, if this Agreement is terminated prior to such delivery, shall return such shares of Stock to the Selling Securityholder. Such Selling Securityholder specifically agrees that the shares of Stock represented by the certificates so held for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the Power of Attorney is to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder or the occurrence of any other event; if any such death, incapacity or other such event should occur before the delivery of such shares of Stock hereunder, certificates for such shares of Stock shall be delivered by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Attorneys-in-Fact shall have received notice of such death, incapacity or other event.

     (iv) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Securityholder of this Agreement and the Power of Attorney, and for the sale and delivery of the shares of Stock to be sold by such Selling Securityholder hereunder, have been obtained, and the sale of the shares of Stock to be sold by such Selling Securityholder hereunder and the compliance by such Selling Securityholder with all of the provisions of this Agreement and the Power of Attorney and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Securityholder is a party or by which such Selling Securityholder is bound or to which any of the property or assets of such Selling Securityholder is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Securityholder or the property of such Selling Securityholder.

     (v) Such Selling Securityholder has not taken and will not take, directly or indirectly, any action designed to cause or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

     (vi) Such Selling Securityholder has not retained or dealt with any broker or finder, other than the Underwriters, with respect to the transactions contemplated hereby.

     (vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Securityholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (viii) Except as set forth in the Prospectus, such Selling Securityholder does not own, beneficially or of record, and does not have any option, preemptive right or other right to subscribe for or purchase, or any claim against, any shares of capital stock or other securities of the Company or of any subsidiary of the Company; such Selling Securityholder has no right to require the Company to register under the Act any of the shares of Common Stock owned by him.

     (ix) Such Selling Securityholder has reviewed the Registration Statement and Prospectus and, although such Selling Securityholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Securityholder that would lead such Selling Securityholder to believe that:
(A) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (B) on the date of the Prospectus as set forth on the cover page thereof the Prospectus contained or, on the Closing Date and any later date on which Option Stock is to be purchased, will contain any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the

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     statements therein, in the light of the circumstances under which they were made, not misleading.

     3.   PURCHASE OF THE STOCK BY THE UNDERWRITERS.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 1,500,000 shares of the Underwritten Stock to the several Underwriters, each Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in Schedule II opposite the name of such Selling Securityholder, and each of the Underwriters agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholders and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company and each of the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Securityholders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; PROVIDED, HOWEVER, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Securityholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, each of the Selling Securityholders grants an option to the several Underwriters to purchase, severally and not jointly, up to 90,000 shares in the aggregate of the Option Stock from such Selling Securityholder at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Attorneys-in-Fact setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option and the date on which such shares of the Option Stock are to be delivered, as determined by you but in no event earlier than the date that the Underwritten Stock is delivered hereunder. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares. If the Underwriters elect to purchase less than all 270,000 shares of Option Stock, then one-third of the shares of Option Stock purchased by all the Underwriters pursuant to such election shall be purchased from each of the Selling Securityholders.

     4.   OFFERING BY UNDERWRITERS.

     (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them hereunder shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth in the last paragraph on the front cover page, the last paragraph on the inside front cover page and under "Underwriting" (excluding the last sentence of the sixth paragraph, regarding the Company's indemnification of the Selling Securityholders) in the Registration Statement, in any Preliminary Prospectus and in the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     5.   DELIVERY OF AND PAYMENT FOR THE STOCK.

     (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 9:00 A.M., Dallas time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Thompson & Knight, A Professional Corporation, 1700 Pacific Avenue, Suite 3300, Dallas, Texas, at 9:00 a.m., Dallas time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company, the Selling
Securityholders and you.  The date and hour of such delivery and payment
(which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

     (b) If the option granted by Section 3(c) hereof shall be exercised after 9:00 a.m., Dallas time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Thompson & Knight, A Professional Corporation, 1700 Pacific Avenue, Suite 3300, Dallas, Texas, at 9:00 a.m., Dallas time, on the third business day after the exercise of such option.

     (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from each Selling Securityholder shall be made payable to such Selling Securityholder or his order, but delivered to the Attorneys-in-Fact, for the account of the Selling Securityholders, in each case by one or more certified or official bank check or checks in same day funds. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the Closing Date, in the case of Underwritten Stock, and at least two business days prior to the purchase thereof, in the case of the Option Stock. Certificates for the Underwritten Stock will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date, and certificates for the Option Stock will be made available for such purpose at such address by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders as stated above for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) file any amendment to the Registration Statement or supplement to the Prospectus (including the issuance or filing of any term sheet within the meaning of Rule 434) only if (x) you shall previously have been advised and furnished with a copy of such document, (y) you shall not have reasonably objected in writing to the filing of such document and (z) such document is in compliance with the Securities Act and the rules and regulations of the Commission.

          (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company (i) on or before the Closing Date, will deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as practicable, will deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise will send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

     (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If the Underwriters shall propose to vary the terms of the offering of the Stock by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

     (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

     (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

     (g) During a period of two years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with the Commission.

     (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earning statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

     (i) The Company agrees with the Underwriters to pay all costs and expenses incident to the performance of the Company's and the Selling Securityholders' obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus,
(ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this
Section 6 to be so furnished, (iii) the copying of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

     (j) The Company agrees to reimburse you, for the account of the several Underwriters, for state or Canadian provincial blue sky, registration or private placement fees and related disbursements (including counsel fees and disbursements and cost of copying memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state or provincial securities or blue sky laws and in the review of the offering by the NASD.

     (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay and shall not affect any agreement which the Company and the Selling Securityholders may make, or may have made, for the sharing of any such expenses and costs. Without limiting the foregoing, all fees and expenses of counsel for each Selling Securityholder and all underwriters' discounts and commissions in respect of the sale of the Stock to be sold hereunder by such Selling Securityholder shall be paid by such Selling Securityholder.

     (l) The Company and each of the Selling Securityholders hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company or such Selling Securityholder, as the case may be, will not, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) issue, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (herein called the Option Plans) or pursuant to the Company's 1995 Employee Stock Option Purchase Plan (herein called the Employee Plan), all as described in footnote (2) to the table under the caption "Capitalization" and under the caption "Management" in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Option Plans or deemed granted under the Employee Plan.

     7.   INDEMNIFICATION AND CONTRIBUTION.

     (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), or the common law or otherwise, and the Company and the Selling Securityholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that (1) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph
(a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto; (2) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such

Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof; and (3) each Selling Securityholder shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Securityholder furnished by or on behalf of such Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Securityholder set forth in
Section 2 hereof. The indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and each Selling Securityholder from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if (in the case of clause (i) or (ii)) such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; PROVIDED, HOWEVER, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties, upon written notice to the indemnifying parties, shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7
(i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section
7).

     (e) Neither the Company nor the Selling Securityholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     (f) The liability of each Selling Securityholder under such Selling Securityholder's representations and warranties contained in Section 2 hereof and under the indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the total net proceeds from the sale of the Stock sold by such Selling Securityholder to the Underwriters. In addition, no Selling Securityholder shall be liable under the indemnity and reimbursement agreements of Sections 7 and 11 hereof unless and until the Underwriters have made written demand on the Company for payment under such Sections which shall not have been paid by the Company within 60 days after receipt of such demand. The Company and the Selling Securityholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in major hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof,
(ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholders (in each case, including without limitation any liability for loss of anticipated profits); PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j) of Section 6 hereof.

     9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

          (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

          (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Thompson & Knight, A Professional Corporation, counsel for the Underwriters.

          (c) You shall have received from Locke Purnell Rain Harrell (A Professional Corporation), counsel for the Company; Lic. Jose Reyes Ferring, Mexican counsel for the Company; and Joe French & Associates, P.C., counsel for the Selling Securityholders, opinions addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annexes A, B and C hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

     (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Prospectus did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) since the Effective Date, no event has occurred which, in the opinion of counsel to the Company or counsel to the Underwriters, should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment,
(iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus,
(vi) the representations and warranties of the Company and the Selling Securityholders herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (vii) there has not occurred any event specified in the first sentence of Section 8 which, in your reasonable judgment, makes it impracticable to make a public offering of the Stock.

     (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

     (f) You shall have received from Price Waterhouse LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole reasonable judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

          (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

          (h) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

          (i) On or prior to the Closing Date, you shall have received from all directors and executive officers of the Company agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person will not, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Thompson & Knight, A Professional Corporation, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving written notice to the Company and to the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders (in each case, including without limitation any liability for loss of anticipated profits); PROVIDED, HOWEVER, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The obligation of the Company and the Selling
Securityholders to deliver the Stock shall be subject to the conditions that
(a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving written notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders (in each case, including without limitation any liability for loss of anticipated profits); PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement (and subject, in the case of a Selling Securityholder, to the provisions of paragraph (f) of Section 7), the Company and the Selling Securityholders hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement and in respect of which the Underwriters have given to the Company or the Selling Securityholders any Notice required by Section 7(c) (and provided the Underwriters would be entitled to conduct the investigation or defense thereof pursuant to Section 7(c)), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; PROVIDED, HOWEVER, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several Underwriters) indemnified under the provisions of said
Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by facsimile and, if to the Underwriters, shall be mailed, transmitted by facsimile or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, transmitted by facsimile or delivered to it at its office, 1651 North Glenville Drive, Richardson, Texas 75081, Attention: Chief Executive Officer; and if to the Selling Securityholders, shall be mailed, transmitted by facsimile or delivered to the Selling Securityholders in care of William E. Ogle and Bryan F. Keyes, Attorneys-in-Fact, at the Company's address at such office. Notwithstanding the foregoing, any notice delivered to a Selling Securityholder, as an indemnifying or indemnified party, after the Closing Date in accordance with Section 7 shall be addressed and delivered to such Selling Securityholder at the Company's address as specified in this paragraph, rather than to the Attorneys-in-Fact. All notices given by facsimile shall be promptly confirmed by letter.

     14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraph (l) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     Please sign and return to the Company and to the Selling Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.

                                      Very truly yours,

                                      STB SYSTEMS, INC.



                                      By
                                        ----------------------------------------
                                        William E. Ogle, Chief Executive Officer
                                            and Chairman of the Board



                                      SELLING SECURITYHOLDERS:

                                      WILLIAM E. OGLE
                                      WILLIAM D. BALTHASER, JR.
                                      MARK S. SIMS



                                      By
                                        ----------------------------------------
                                        William E. Ogle, Individually and as
                                            Attorney-in-Fact acting on
                                            behalf of each of the other
                                            Selling Securityholders



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
COWEN & COMPANY
     By Hambrecht & Quist LLC



By
  ----------------------------------------------
               , Managing Director,
      Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                  SCHEDULE I

                                 UNDERWRITERS

                                                              NUMBER OF
                                                              SHARES OF
                                                            UNDERWRITTEN
                                                             STOCK TO BE
     UNDERWRITERS                                             PURCHASED
     ------------                                           ------------

Hambrecht & Quist LLC.....................................

Cowen & Company...........................................




                                                            ------------
     Total................................................   1,800,000
                                                            ------------
                                                            ------------

                                  SCHEDULE II

                            SELLING SECURITYHOLDERS






                                                  NUMBER OF     NUMBER OF SHARES
                                                  SHARES OF      OF OPTION STOCK
                                                UNDERWRITTEN      TO BE SOLD IF
                                                 STOCK TO BE     MAXIMUM OPTION
     NAME OF SELLING SECURITYHOLDER                 SOLD           EXERCISED
     ------------------------------             ------------    ----------------

William E. Ogle...........................         100,000            90,000
William D. Balthaser, Jr..................         100,000            90,000
Mark S. Sims..............................         100,000            90,000

                                                ------------    ----------------
     Total................................         300,000           270,000
                                                ------------    ----------------
                                                ------------    ----------------

                                    ANNEX A

                    MATTERS TO BE COVERED IN THE OPINION OF
            LOCKE PURNELL RAIN HARRELL (A PROFESSIONAL CORPORATION),
                            COUNSEL FOR THE COMPANY

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas and has full power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

     (ii) the Company has no subsidiaries other than Assembly, IFC and MCCJ; Assembly has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; all of the issued shares of capital stock of Assembly have been duly and validly authorized and issued, are fully paid and nonassessable, and such shares are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; and to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in Assembly are outstanding;

     (iii) the authorized capital stock of the Company and the number of issued and outstanding shares of such capital stock is as set forth under the caption "Capitalization" in the Prospectus; proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the shares of Stock, when issued and paid for by the Underwriters) have been duly and validly issued and are fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, shareholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Articles of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights, rights of first refusal or rights of co-sale which exist and have not been waived with respect to the Stock being sold by the Selling Securityholders or the issue and sale of the Stock;

     (iv) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

     (v) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

     (vi) the information required to be set forth in the Registration Statement in answer to Item 10 (insofar as it relates to such counsel) and Items 9 and 11(c) (insofar as such information constitutes a summary of legal matters) of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items;

     (vii) such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed (or incorporated by reference) as required;

     (viii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company enforceable in accordance with its terms (except to the extent the enforceability of the indemnification and contribution provisions of Section 7 of the Underwriting Agreement may be limited by federal or state securities laws or by public policy considerations as expressed in such laws as construed by courts of competent jurisdiction, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity);

     (ix) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries or any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or any applicable law or regulation (assuming compliance with the securities registration and qualification requirements under applicable state securities or blue sky laws), or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

     (x) to the best of such counsel's knowledge, no holders of securities of the Company have any rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company;

     (xi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws or by the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Stock by the Underwriters;

     (xii) such counsel have no reason to believe that the Registration Statement or the Prospectus (A) contains any untrue statement of a material fact with respect to patents, trade secrets, trademarks, service marks or other proprietary information or materials (herein called Intellectual Property) owned or used by the Company, or the manner of its use thereof, or
(B) omits to state any material fact relating to Intellectual Property owned or used by the Company, or the manner of its use thereof, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading; and

     (xiii) to the best of such counsel's knowledge, there are no pending or threatened legal or governmental proceedings or infringement claims relating to Intellectual Property owned or used by the Company.


                    ____________________________________

     In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                     ANNEX B

                    MATTERS TO BE COVERED IN THE OPINION OF
                            LIC. JOSE REYES FERRING,
                         MEXICAN COUNSEL FOR THE COMPANY


     (i) each of IFC and MCCJ has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and

     (ii) all of the issued shares of capital stock of IFC and MCCJ have been duly and validly authorized and issued, are fully paid and nonassessable, and (except for one share of common stock of IFC, representing 0.04% of the issued and outstanding capital stock of IFC) all the outstanding shares of capital stock of IFC and MCCJ are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                                     ANNEX C

                   MATTERS TO BE COVERED IN THE OPINION OF
                         JOE FRENCH & ASSOCIATES, P.C.,
                   COUNSEL FOR THE SELLING SECURITYHOLDERS


     (i) the Power of Attorney has been duly executed and delivered by each Selling Securityholder and constitutes a valid and binding agreement of such Selling Securityholder enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general principles of equity);

     (ii) the Underwriting Agreement has been duly executed and delivered by or on behalf of each Selling Securityholder and is the legal, valid and binding agreement of such Selling Securityholder enforceable in accordance with its terms (except to the extent the enforceability of the indemnification provisions of Section 7 of the Underwriting Agreement may be limited by public policy considerations as expressed in the Act as construed by courts of competent jurisdiction, and except as enforceability may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general principles of equity); and the sale of the Stock to be sold by such Selling Securityholder hereunder and the compliance by such Selling Securityholder with all of the provisions of the Underwriting Agreement and the Power of Attorney and the consummation of the transactions therein contemplated will not (a) conflict with the laws of the State of Texas or the federal laws of the United States by which such Selling Securityholder is bound, or (b) result in a breach or violation of any order, rule or regulation known to such counsel of any court or governmental agency or body which, to such counsel's knowledge, has jurisdiction over such Selling Securityholder or the Common Stock of such Selling Securityholder;

     (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the Stock to be sold by such Selling Securityholder hereunder, except such as have been obtained under the Act and such as may be required by the NASD or under state securities or Blue Sky laws in connection with the purchase and distribution of such Stock by the Underwriters;

     (iv) each Selling Securityholder is the sole record and beneficial owner of the Stock to be sold by such Selling Securityholder pursuant to the Underwriting Agreement; upon delivery of the Stock to be sold by such Selling Securityholder thereunder, the Underwriters who purchase and pay for such Stock will obtain good, valid and marketable title to such Stock, free of all adverse claims, assuming the Underwriters purchase such Stock in good faith and without notice of any such adverse claim within the meaning of the Uniform Commercial Code; and

     (v) except as set forth in the Prospectus, and to the best knowledge of such counsel, none of the Selling Securityholders owns, beneficially or of record, nor does any Selling Securityholder have any option granted by the Company, preemptive right or other right to subscribe for or purchase from the Company, or any claim against, any shares of capital stock or other securities of the Company or of any subsidiary of the Company; and none of the Selling Securityholders has any right to require the Company to register under the Act any of the shares of Common Stock owned by him.